Exhibit 99.1

EMGOLD MINING CORPORATION
Suite 1015 – 789 West Pender Street
Vancouver, B.C. V6C 1H2
www.emgold.com

December 31, 2018	TSX Venture Exchange : EMR
OTC : EGMCF
Frankfurt Exchange : EMLN

EMGOLD FILES TO TERMINATE SEC REGISTRATION
AND REPORTING OBLIGATIONS,
CONTINUES U.S. TRADING ON OTC PINK MARKET

Vancouver, British Columbia - Emgold Mining Corporation (TSX-V: EMR) (OTC:EGMCF) ("Emgold" or the "Company") announces the Company has determined that the costs associated with continuing its registration and reporting under the U.S. Securities Exchange Act of 1934 (“Exchange Act”) outweigh the benefits of maintaining them, and therefore the Company will voluntarily file a Form 15F with the United States Securities and Exchange Commission to terminate the registration of its class of common shares under Section 12(g) of the Exchange Act, and its reporting obligations under Section 13(a) of the Exchange Act.

The Company's shares will continue to trade on the TSX Venture Exchange and the OTC Pink Market, and the Company will continue to meet its Canadian continuous disclosure obligations through filings with the applicable Canadian securities regulators.  All of the Company's filings can be found on the SEDAR website at www.sedar.com.

About Emgold

Emgold is a junior gold exploration company focused on Quebec, Nevada, and British Columba. Through the recent sale of its Troilus North Property in Quebec, Emgold owns 3.75 million shares of Troilus Gold Corporation (TSX: TLG). Emgold has a 100% interest in the Golden Arrow Property in Nevada, an advanced stage gold and silver exploration property. On December 12, 2018, Emgold announced it had signed a letter of intent to lease, with option to purchase, the Marietta Property in Nevada. Marietta is an early stage exploration property with near surface gold and silver mineralization and a conceptual copper porphyry target at depth. Details on these, and Emgold’s other properties, can be found at www.emgold.com.

On behalf of the Board of Director
David G. Watkinson, P.Eng.
President & CEO

For further information please contact:
David G. Watkinson, P.Eng.
Tel: 530-271-0679 Ext 101
Email: info@emgold.com

This release was prepared by the Company's management. Neither TSX Venture Exchange nor its Regulation Services Provider (as the term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release. For more information on the Company, investors should review the Company's filings that are available at www.sedar.com or the Company's website at www.emgold.com.

Cautionary Note on Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated business plans and timing of future activities of the Company and the results of terminating its SEC registration and reporting requirements, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: "believe", "expect", "anticipate", "intend", "estimate", "postulate" and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, issues raised during the Company's due diligence on the Troilus North Property, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, labour disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents or authorizations required, including TSX-V acceptance of any current or future property acquisitions or financings and other planned activities, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and risks related to joint venture operations, and other risks and uncertainties disclosed in the Company's latest interim Management's Discussion and Analysis and filed with certain securities commissions in Canada. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this news release or incorporated by reference herein, except as otherwise required by law.

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